Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

5.647% Secured Facility Bonds, Series 2005, Due 2021

of

Kansas Gas and Electric Company

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) outstanding 5.647% Secured Facility Bonds, Series 2005, due 2021 (the “2005 Bonds”) are not immediately available, (ii) 2005 Bonds, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to Deutsche Bank Trust Company Americas, as Exchange Agent (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated September , 2005 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of Kansas Gas and Electric Company, a Kansas corporation (the “Company”).

The Exchange Agent for the Exchange Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Hand or Overnight Delivery:	Facsimile Transmissions: (Eligible Institutions Only)	By Registered Or Certified Mail:
615-835-3701
DB Services Tennessee, Inc., Exchange Agent Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211-3658 Attn: Karl Shepherd	To Confirm by Telephone or for Information Call: 800-735-7777	DB Services Tennessee, Inc., Exchange Agent Trust & Securities Services Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Attn: Karl Shepherd

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered 2005 Bonds, in proper form for transfer, or confirmation of the book-entry transfer of such 2005 Bonds to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the 2005 Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)		(Please type or print)

Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND 2005 BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF 2005 BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

2